Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FIRST QUARTER 2022 RESULTS

- Acquired 50 USPS Properties for $26.9 Million During the First Quarter -

Cedarhurst, New York, May 11, 2022 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,400 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to larger industrial facilities, today announced results for the quarter ended March 31, 2022.

Highlights for the Quarter Ended March 31, 2022

•Completed acquisitions of 50 properties for approximately $26.9 million, excluding closing costs
•35% growth in revenues from first quarter 2021 to first quarter 2022, reflecting internal growth and accretive acquisitions
•Net income attributable to common shareholders was $0.6 million, or $0.02 per diluted share
•Funds from Operations ("FFO") was $4.8 million, or $0.21 per diluted share
•Adjusted Funds from Operations ("AFFO") was $5.4 million, or $0.24 per diluted share
•Raised quarterly dividend by approximately 4.5% from the prior year to $0.23 per share, subsequent to quarter end
•Acquired Real Estate Asset Counseling, a postal real estate consulting business

“Our strong first quarter revenue growth of 35% year-over-year reflects sustained strong collections from our portfolio of postal properties, along with contributions from the accretive acquisitions made over the last twelve months,” stated Andrew Spodek, Chief Executive Officer. “The USPS has proven to be an incredibly stable tenant across every economic cycle, and due to our 5 year lease term we have the opportunity to continuously set rents to market. With approximately $34 million in acquisitions completed year to date and approximately another $40 million under definitive contracts, we continue to accretively grow our assets by sourcing deals from sellers who understand the value proposition we offer as the leading aggregator in the space. Supported by our low-levered balance sheet, we have the necessary flexibility and financial capacity to continue executing on our growth strategy.”

Property Portfolio & Acquisitions

The Company’s owned portfolio is 99.7% occupied, comprised of 1,016 properties across 49 states and one territory with approximately 4.7 million net leasable interior square feet and a weighted average rental rate of $8.27 per leasable square foot based on rents in place as of March 31, 2022.

During the first quarter, the Company acquired 50 properties leased to the USPS for approximately $26.9 million, excluding closing costs, comprising approximately 179,000 net leasable interior square feet at a weighted average rental rate of $10.75 per leasable square foot based on rents in place as of March 31, 2022.

Subsequent to quarter end and through May 6, 2022, the Company acquired 24 properties comprising approximately 55,000 net leasable interior square feet for approximately $7.3 million, excluding closing costs. As of May 6, 2022, the Company had acquired 74 properties comprising approximately 234,000 net leasable interior square feet for approximately $34 million, excluding closing costs, during 2022. The Company has another 123 properties totaling approximately $40 million under definitive contracts.

As previously announced, on March 4, 2022, the Company acquired Real Estate Asset Counseling, a postal real estate consulting business, and its employees through the issuance of 79,794 OP Units and $225,000 in cash to complement the Company's core business of acquiring, managing, servicing and being a consolidator of postal properties.

Balance Sheet

As of March 31, 2022, the Company had cash of $6.0 million on the balance sheet, and $116 million of net debt with a weighted average interest rate of 2.34%.

Dividend

On April 28, 2022, the Company declared a quarterly dividend of $0.23 per share of Class A common stock. The dividend equates to $0.92 per share on an annualized basis. This represents the eleventh consecutive dividend increase since the Company’s IPO in 2019. The dividend will be paid on May 27, 2022 to stockholders of record as of the close of business on May 13, 2022.

Subsequent Events

On May 11, 2022, the Company amended its credit facilities to, among other things, add a new $75 million senior unsecured delayed draw term loan facility that matures in February 2028, increase the accordion feature under the credit facilities for term loans to $75 million, replace LIBOR with SOFR as the benchmark interest rate and allow for a decrease in the applicable margin by 0.02% if the Company achieves certain sustainability targets. The amended credit facilities carry an interest rate of, (i) in the case of the revolving credit facility, Adjusted Term SOFR (as defined below) plus a margin ranging from 1.5% to 2.0% per annum, or (ii) in the case of the term loans, Adjusted Term SOFR plus a margin ranging from 1.45% to 1.95% per annum, in each case based on a consolidated leverage ratio. The "Adjusted Term SOFR" option is SOFR plus a term SOFR adjustment of 0.10%, subject to a 0% floor. The transition to SOFR did not materially impact the interest rate applied to the Company’s borrowings.

Upon closing of the amendment, $50 million was funded under the delayed draw term loan facility to repay a portion of the outstanding amount under the revolving credit facility. The Company also swapped $50 million of the credit facilities through February 2028 by fixing the SOFR component of the interest rate.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the first quarter 2022 financial results on May 12, 2022, at 8:30 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-844-826-3033. International callers should dial 1-412-317-5185.

Replay

A telephonic replay of the call will be available starting at 11:30 A.M. Eastern Time on Thursday, May 12, 2022, through 11:59 P.M. Eastern Time on Thursday, May 26, 2022, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 10167227.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of March 31, 2022 is calculated as total debt of approximately $123 million less cash and property-related reserves of approximately $7 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing, renew or replace expiring leases and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,400 properties leased primarily to the USPS. More information is available at postalrealty.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Revenues:
Rental income	$11,349	$8,487
Fee and other	582	342
Total revenues	11,931	8,829

Operating expenses:
Real estate taxes	1,590	1,089
Property operating expenses	1,530	910
General and administrative	3,642	2,569
Depreciation and amortization	4,110	3,169
Total operating expenses	10,872	7,737

Income from operations	1,059	1,092

Other income	487	36

Interest expense, net:
Contractual interest expense	(686)	(645)
Write-off and amortization of deferred financing fees	(129)	(145)
Loss on early extinguishment of debt	—	(202)
Interest income	1	1
Total interest expense, net	(814)	(991)

Income before income tax expense	732	137
Income tax expense	(11)	(11)

Net income	721	126
Net income attributable to Operating Partnership unitholders’ non-controlling interests	(126)	(23)

Net income attributable to common stockholders	$595	$103

Net income per share:
Basic and Diluted	$0.02	$0.00

Weighted average common shares outstanding:
Basic and Diluted	18,368,130	12,448,326

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$69,960	$64,538
Building and improvements	301,023	278,396
Tenant improvements	5,645	5,431
Total real estate properties, at cost	376,628	348,365
Less: Accumulated depreciation	(23,139)	(20,884)
Total real estate properties, net	353,489	327,481
Investment in financing leases, net	16,189	16,213
Total real estate investments	369,678	343,694
Cash	5,958	5,857
Escrows and reserves	1,297	1,169
Rent and other receivables	2,454	4,172
Prepaid expenses and other assets, net	10,699	7,511
Goodwill and other intangible assets	1,676	—
Deferred rent receivable	822	666
In-place lease intangibles, net	14,579	14,399
Above market leases, net	259	249
Total Assets	$407,422	$377,717

Liabilities and Equity
Liabilities:
Term loan, net	$49,391	$49,359
Revolving credit facility	40,000	13,000
Secured borrowings, net	32,907	32,990
Accounts payable, accrued expenses and other	6,563	8,225
Below market leases, net	9,978	8,670
Total Liabilities	138,839	112,244

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 18,765,418 and 18,564,421 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	188	186
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	239,779	237,969
Accumulated other comprehensive income	2,838	766
Accumulated deficit	(22,579)	(18,879)
Total Stockholders’ Equity	220,226	220,042
Operating Partnership unitholders’ non-controlling interests	48,357	45,431
Total Equity	268,583	265,473
Total Liabilities and Equity	$407,422	$377,717

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

For the Three Months Ended March 31, 2022
Net income	$721
Depreciation and amortization of real estate asset	4,110
FFO	$4,831
Recurring capital expenditures	(259)
Write-off and amortization of deferred financing fees	129
Straight-line rent and other adjustments	(143)
Fair value lease adjustments	(522)
Acquisition related expenses	101
Income on insurance recoveries from casualties	(487)
Non-cash components of compensation expense	1,706
AFFO	$5,356
FFO per common share and common unit outstanding	$0.21
AFFO per common share and common unit outstanding	$0.24
Weighted average common shares and common units outstanding, basic and diluted	22,779,804